Exhibit 99.1

FOR IMMEDIATE RELEASE

April 29, 2020

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Keith Suchodolski, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP.

REPORTS THIRD QUARTER 2020 OPERATING RESULTS

Fairfield, New Jersey, April 29, 2020 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), today reported net income for the quarter ended March 31, 2020 of $9.3 million, or $0.11 per basic and diluted share.  The results represent a decrease of $1.4 million compared to net income of $10.7 million, or $0.13 per basic and diluted share, for the quarter ended December 31, 2019.

Craig L. Montanaro, President and Chief Executive Officer, commented, “During this extraordinarily difficult time our primary focus has been on the ways in which we can support our employees, our clients and the communities that we serve.  In spite of the challenges presented by COVID-19 our team is working tirelessly to ensure the availability of essential banking services to our clients.  At this time, 42 of our 48 retail branches are operating in a modified capacity and are complemented by our robust suite of digital banking products and services.  Our lending team is working closely with our impacted borrowers to assess their needs and to provide payment relief or supplemental sources of credit, as appropriate.

While significant challenges lie ahead, Kearny Bank’s exceptionally strong capital and liquidity positions and long history of conservative underwriting will enable us to persevere throughout this unprecedented event.”

Balance Sheet

•

Deposits increased by $64.4 million to $4.25 billion at March 31, 2020 from $4.19 billion at December 31, 2019.  The increase in deposits was primarily attributable to an increase of $60.1 million in retail deposits, reflecting the Company’s continued success in growing the balance of core deposits.

•

Loans receivable increased by $69.8 million to $4.56 billion at March 31, 2020 from $4.49 billion at December 31, 2019.  The increase in loans receivable was attributable to an increase in loan origination volume coupled with a slowing of loan pre-payment activity, as compared to the prior quarter.

•

During the first half of the quarter ended March 31, 2020 the Company executed a wholesale restructuring transaction designed to enhance net interest income and reduce credit risk within the investment portfolio.  During the first phase of the transaction, $158.4 million of investment securities with a weighted average yield of 2.63% were sold and a portion of the proceeds utilized to extinguish $121.5 million of Federal Home Loan Bank (“FHLB”) advances with a weighted average cost of 2.84%.  Gains on sale of investment securities and debt extinguishment losses each totaled $2.2 million, resulting in a negligible impact on pre-tax net income.  During the second phase of the transaction, $248.7 million of US agency-backed mortgage-backed securities were purchased at a weighted average yield of 2.77% and were funded with a combination of FHLB advances, brokered time deposits and overnight borrowings at a weighted average cost of 1.65%.

Earnings

Net Interest Income, Spread and Margin

•

For the quarter ended March 31, 2020, net interest income increased by $3.0 million to $37.6 million from $34.6 million for the quarter ended December 31, 2019.  The increase in net interest income resulted from of an increase of $1.6 million in interest income coupled with a decrease of $1.4 million in interest expense.

•

For the quarter ended March 31, 2020, net interest spread increased by 19 basis points to 2.23% while net interest margin increased by 17 basis points to 2.46%. These increases primarily reflected an increase in the yield on interest-earning assets coupled with a decrease in the cost of interest-bearing liabilities.

•

For the quarter ended March 31, 2020, the yield on interest-earning assets increased by five basis points, largely attributable to a 13 basis point increase in the yield on loans to 4.14% which was partially offset by a 13 basis point decrease in the yield on taxable investment securities to 2.99%.  For that same period, the cost of interest-bearing liabilities decreased by 14 basis points, attributable to a 13 basis point decrease in the cost of interest-bearing deposits to 1.49% coupled with a 19 basis point decrease in the cost of borrowings to 1.98%.

Non-Interest Income

•

Fees and service charges decreased by $807,000 to $1.3 million for the quarter ended March 31, 2020 from $2.1 million for the quarter ended December 31, 2019.  This decrease was largely attributable to a decrease of $733,000 in loan pre-payment penalty income to $832,000 for the quarter ended March 31, 2020 from $1.6 million for the quarter ended December 31, 2019.

•

Gains on sales of securities totaled $2.2 million for the quarter ended March 31, 2020 compared to $11,000 for the quarter ended December 31, 2019.  This increase was attributable to the sale of securities in conjunction with the wholesale restructuring transaction noted earlier.

•

Loan sale gains totaled $565,000 for the quarter ended March 31, 2020 as compared to $668,000 for the quarter ended December 31, 2019.  The decrease in loan sale gains largely reflected a decrease in the volume of residential mortgage loans sold during the period.

•

Miscellaneous non-interest income increased by $334,000 to $223,000 for the quarter ended December 31, 2019 from a net loss of $111,000 for the quarter ended December 31, 2019.  This increase was largely attributable to non-recurring losses on asset disposals associated with branch consolidations that were recognized in the prior comparative period.

Non-Interest Expense

•

Non-interest expense increased by $1.6 million to $28.1 million for the quarter ended March 31, 2020 compared to $26.4 million for the quarter ended December 31, 2019.  This increase was largely attributable to $2.2 million of non-recurring debt extinguishment expenses incurred upon the execution of the wholesale restructuring transaction, as noted earlier.  The remaining change in non-interest expense included decreases in net occupancy expense of premises, equipment and systems expense and advertising and marketing expense.  Partially offsetting these decreases were increases in salaries and employee benefits, non-recurring merger-related expense and miscellaneous expense.

•	The Company’s non-interest expense ratio totaled 1.67% for the quarter ended March 31, 2020 compared to 1.60% for the prior quarter ended December 31, 2019.
•	The Company’s efficiency ratio was 64.1% for the quarter ended March 31, 2020 compared to 67.5% for the prior quarter ended December 31, 2019.

Income Taxes

•

Income tax expense totaled $225,000 for the quarter ended March 31, 2020 compared to $3.5 million for the quarter ended December 31, 2019 resulting in effective tax rates of 2.4% and 25.0%, respectively.

•

The decrease in income tax expense and effective tax rate reflected a $1.6 million reduction in income tax expense attributable to the carryback of net operating losses into prior periods at a higher statutory federal tax rate than is currently in effect for the Company.  This carryback was permitted by tax law changes enacted by the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, which was signed into law on March 27, 2020.  In addition, the Company reversed valuation allowances totaling $591,000 which were associated with capital loss carryforwards and were determined to be realizable due to the sale of investment securities at the Bank’s New Jersey investment company subsidiary.  Finally, a comparatively lower level of pre-tax net income, as compared to the prior period, resulted in a comparatively lower provision for income tax expense.

Performance Ratios

•	Return on average assets for the quarter ended March 31, 2020 decreased to 0.55% from 0.64% for the quarter ended December 31, 2019.
•

Return on average equity decreased to 3.39% for the quarter ended March 31, 2020 from 3.86% for the quarter ended December 31, 2019 while return on average tangible equity decreased to 4.23% for the quarter ended March 31, 2020 from 4.80% for the quarter ended December 31, 2019.

Asset Quality

•

The outstanding balance of non-performing loans totaled $35.4 million, or 0.78% of total loans, at March 31, 2020 as compared to $22.0 million, or 0.49% of total loans, at December 31, 2019.  The increase in non-performing loans was primarily attributable to a single, $14.3 million, owner-occupied commercial real estate loan which was placed on non-accrual status during the quarter.  This loan is secured by a grocery-anchored retail shopping center located in northern New Jersey and has an original loan-to-value of approximately 55%.

•

The allowance for loan losses (“ALLL”) increased to $37.2 million, or 0.81% of total loans, at March 31, 2020 from $30.9 million, or 0.68% of total loans, at December 31, 2019.  Excluding the balance of acquired loans, which generally do not carry an ALLL, the ALLL as a percentage of non-acquired loans at March 31, 2020 totaled 1.02%.  As of that same date, the balance of acquired loans totaled $972.4 million, had remaining purchase accounting discounts of $46.2 million or 4.75% of the applicable outstanding balance, with no associated ALLL.  As the Company operates with a June 30 fiscal year end it has not yet adopted Accounting Standards Update 2016-13, also known as the Current Expected Credit Loss (“CECL”) standard.

•

Net charge offs totaled $15,000 or 0.00% of average loans, annualized, for the quarter ended March 31, 2020 compared to $30,000, or 0.00% of average loans, annualized, for the quarter ended December 31, 2019.

•

The Company recorded a loan loss provision of $6.3 million for the quarter ended March 31, 2020 compared to a loan loss provision reversal of $1.5 million for the quarter ended December 31, 2019.  The increase in provision was largely attributable to increases in the qualitative factors associated with the impact of COVID-19 on national and regional economic conditions and, to a lesser extent, the growth in the balance of loans receivable during the current period, as compared to a decline in the balance of loans receivable during the prior comparative period.

•

Under Section 4013 of the CARES Act, and based upon regulatory guidance promulgated by federal banking regulators, qualifying short-term loan modifications resulting in payment deferrals of up to six months, that are attributable to the adverse impact of COVID-19, are not considered to be troubled debt restructurings.  As such, the applicable loans are reported as current with regard to payment status and continue to accrue interest during the payment deferral period.  As of April 24, 2020 the Company had modified 403 loans with aggregate outstanding principal balances of $499.0 million, in accordance with this guidance.

Liquidity & Capital

•

The Company maintains significant sources of both on-and-off balance sheet liquidity.  At March 31, 2020, the Company’s liquid assets included $59.5 million of short-term cash and equivalents supplemented by $1.48 billion of investment securities classified as available for sale which can be readily sold or pledged as collateral, if necessary.  In addition, the Company had the capacity to borrow additional funds totaling $415.0 million via unsecured lines of credit and $1.62 billion and $323.5 million, without pledging additional collateral, from the Federal Home Loan Bank of New York and Federal Reserve Bank, respectively.  During the quarter ended March 31, 2020 the Company actively utilized its secured and unsecured borrowing facilities to ensure their accessibility.

•

During the quarter ended March 31, 2020, the Company repurchased 1,475,000 shares of common stock at a cost of $17.5 million and an average cost of $11.88 per share.  Through March 31, 2020, the Company repurchased 8,457,294 shares, or 91.7% of the shares authorized for repurchase under the current repurchase program, at a cost of $111.1 million and at an average cost of $13.14 per share.  On March 25, 2020 the Company temporarily suspended its stock repurchase program.

•	As announced on February 19, 2020, the Company increased its regular quarterly cash dividend by $0.01 to $0.08 per share.
•

Book value per share decreased by $0.07 to $12.79 at March 31, 2020 while tangible book value per share decreased by $0.11 to $10.21 at March 31, 2020.  These decreases were largely attributable to a $13.2 million decline in the fair value of the Company’s derivatives portfolio which is reflected within the balance of accumulated other comprehensive income.

•

At March 31, 2020 the Tier 1 leverage ratios of the Company and the Bank were 13.25% and 11.92%, respectively.  The remainder of the Company’s and Bank’s regulatory capital ratios at March 31, 2020 were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

Merger Update

•

On December 18, 2019, the Company announced that it had entered into a definitive agreement to acquire MSB Financial Corp. (NASDAQ: MSBF) (“MSBF”), the holding company for Millington Bank.  The merger is currently expected to close late in the quarter ended June 30, 2020 or early in the quarter ended September 30, 2020 subject to MSBF receiving the requisite approval of its shareholders, receipt of all regulatory approvals and fulfilment of other customary closing conditions.  A special meeting of MSBF stockholders has been scheduled for May 28, 2020.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

In addition, the COVID-19 pandemic is having an adverse impact on the Company, its customers and the communities it serves. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; due to a decline in our stock price or other factors, goodwill may become impaired and be required to be written down; and our cyber security risks are increased as the result of an increase in the number of employees working remotely.

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet	At			Variance
(Dollars and Shares in Thousands,	March 31,	December 31,	Variance	or Change
Except Per Share Data, Unaudited)	2020	2019	or Change	Pct.
Assets
Cash and cash equivalents	$59,452	$41,796	$17,656	42.2%
Securities available for sale	1,476,344	1,402,206	74,138	5.3%
Securities held to maturity	34,618	36,073	(1,455)	-4.0%
Loans held-for-sale	11,245	5,952	5,293	88.9%
Loans receivable, including yield adjustments	4,562,512	4,492,697	69,815	1.6%
Less allowance for loan losses	(37,191)	(30,937)	(6,254)	20.2%
Net loans receivable	4,525,321	4,461,760	63,561	1.4%
Premises and equipment	58,985	56,542	2,443	4.3%
Federal Home Loan Bank stock	59,324	62,838	(3,514)	-5.6%
Accrued interest receivable	19,036	18,261	775	4.2%
Goodwill	210,895	210,895	-	0.0%
Core deposit intangible	4,242	4,545	(303)	-6.7%
Bank owned life insurance	260,844	259,312	1,532	0.6%
Deferred income taxes, net	27,150	20,438	6,712	32.8%
Other real estate owned	178	178	-	0.0%
Other assets	26,199	29,605	(3,406)	-11.5%
Total assets	$6,773,833	$6,610,401	$163,432	2.5%

Liabilities
Deposits	$4,253,254	$4,188,822	$64,432	1.5%
Borrowings	1,384,025	1,275,049	108,976	8.5%
Advance payments by borrowers for taxes	16,492	16,585	(93)	-0.6%
Other liabilities	50,390	35,375	15,015	42.4%
Total liabilities	5,704,161	5,515,831	188,330	3.4%

Stockholders' Equity
Common stock	837	851	(14)	-1.6%
Paid-in capital	721,474	737,539	(16,065)	-2.2%
Retained earnings	380,671	377,896	2,775	0.7%
Unearned ESOP shares	(29,185)	(29,671)	486	-1.6%
Accumulated other comprehensive (loss) income, net	(4,125)	7,955	(12,080)	-151.9%
Total stockholders' equity	1,069,672	1,094,570	(24,898)	-2.3%
Total liabilities and stockholders' equity	$6,773,833	$6,610,401	$163,432	2.5%

Consolidated capital ratios
Equity to assets	15.79%	16.56%	-0.77%
Tangible equity to tangible assets	13.03%	13.75%	-0.72%

Share data
Outstanding shares	83,664	85,150	(1,486)	-1.7%
Book value per share	$12.79	$12.85	$(0.07)	-0.5%
Tangible book value per share (1)	$10.21	$10.32	$(0.11)	-1.1%

(1)	Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement	For the three months ended			Variance
(Dollars and Shares in Thousands,	March 31,	December 31,	Variance	or Change
Except Per Share Data, Unaudited)	2020	2019	or Change	Pct.
Interest income
Loans	$46,603	$45,608	$995	2.2%
Taxable investment securities	10,526	9,698	828	8.5%
Tax-exempt investment securities	547	666	(119)	-17.9%
Other interest-earning assets	1,100	1,210	(110)	-9.1%
Total Interest Income	58,776	57,182	1,594	2.8%

Interest expense
Deposits	14,768	15,590	(822)	-5.3%
Borrowings	6,398	6,985	(587)	-8.4%
Total interest expense	21,166	22,575	(1,409)	-6.2%
Net interest income	37,610	34,607	3,003	8.7%
Provision for (reversal of) loan losses	6,270	(1,465)	7,735	528.0%
Net interest income after provision for (reversal of) loan losses	31,340	36,072	(4,732)	-13.1%

Non-interest income
Fees and service charges	1,338	2,145	(807)	-37.6%
Gain on sale and call of securities	2,234	11	2,223	20209.1%
Gain on sale of loans	565	668	(103)	-15.4%
Loss on sale and write down of other real estate owned	-	(28)	28	100.0%
Income from bank owned life insurance	1,532	1,576	(44)	-2.8%
Electronic banking fees and charges	309	293	16	5.5%
Miscellaneous	223	(111)	334	300.9%
Total non-interest income	6,201	4,554	1,647	36.2%

Non-interest expense
Salaries and employee benefits	15,537	15,174	363	2.4%
Net occupancy expense of premises	2,685	3,082	(397)	-12.9%
Equipment and systems	2,672	3,046	(374)	-12.3%
Advertising and marketing	612	890	(278)	-31.2%
Directors' compensation	771	769	2	0.3%
Merger-related expenses	285	219	66	30.1%
Debt extinguishment expenses	2,156	-	2,156	100.0%
Miscellaneous	3,344	3,247	97	3.0%
Total non-interest expense	28,062	26,427	1,635	6.2%
Income before income taxes	9,479	14,199	(4,720)	-33.2%
Income taxes	225	3,547	(3,322)	-93.7%
Net income	$9,254	$10,652	$(1,398)	-13.1%

Net income per common share (EPS)
Basic	$0.11	$0.13	$(0.02)
Diluted	$0.11	$0.13	$(0.02)

Dividends declared
Cash dividends declared per common share	$0.08	$0.07	$0.01
Cash dividends declared	$6,479	$5,760	$719
Dividend payout ratio	70.0%	54.1%	15.9%

Weighted average number of common shares outstanding
Basic	81,339	82,831	(1,492)
Diluted	81,358	82,876	(1,518)

	For the three months ended			Variance
Average Balance Sheet Data	March 31,	December 31,	Variance	or Change
(Dollars in Thousands, Unaudited)	2020	2019	or Change	Pct.
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,503,996	$4,547,126	$(43,130)	-0.9%
Taxable investment securities	1,406,973	1,244,475	162,498	13.1%
Tax-exempt investment securities	101,771	125,187	(23,416)	-18.7%
Other interest-earning assets	104,241	117,811	(13,570)	-11.5%
Total interest-earning assets	6,116,981	6,034,599	82,382	1.4%
Non-interest-earning assets	598,335	590,746	7,589	1.3%
Total assets	$6,715,316	$6,625,345	$89,971	1.4%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,112,080	$982,163	$129,917	13.2%
Savings	838,501	813,626	24,875	3.1%
Certificates of deposit	2,004,785	2,063,066	(58,281)	-2.8%
Total interest-bearing deposits	3,955,366	3,858,855	96,511	2.5%
Borrowings:
Federal Home Loan Bank advances	1,208,627	1,255,597	(46,970)	-3.7%
Other borrowings	87,072	34,733	52,339	150.7%
Total borrowings	1,295,699	1,290,330	5,369	0.4%
Total interest-bearing liabilities	5,251,065	5,149,185	101,880	2.0%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	317,530	320,161	(2,631)	-0.8%
Other non-interest-bearing liabilities	55,456	53,479	1,977	3.7%
Total non-interest-bearing liabilities	372,986	373,640	(654)	-0.2%
Total liabilities	5,624,051	5,522,825	101,226	1.8%
Stockholders' equity	1,091,265	1,102,520	(11,255)	-1.0%
Total liabilities and stockholders' equity	$6,715,316	$6,625,345	$89,971	1.4%

Average interest-earning assets to average interest-bearing liabilities	116.49%	117.20%	-0.70%	-0.6%

	For the three months ended
	March 31,	December 31,	Variance
Performance Ratio Highlights	2020	2019	or Change
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.14%	4.01%	0.13%
Taxable investment securities	2.99%	3.12%	-0.13%
Tax-exempt investment securities (1)	2.15%	2.13%	0.02%
Other interest-earning assets	4.22%	4.11%	0.11%
Total interest-earning assets	3.84%	3.79%	0.05%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	1.17%	1.29%	-0.12%
Savings	0.85%	0.81%	0.04%
Certificates of deposit	1.94%	2.09%	-0.15%
Total interest-bearing deposits	1.49%	1.62%	-0.13%
Borrowings:
Federal Home Loan Bank advances	2.03%	2.19%	-0.16%
Other borrowings	1.17%	1.36%	-0.19%
Total borrowings	1.98%	2.17%	-0.19%
Total interest-bearing liabilities	1.61%	1.75%	-0.14%

Interest rate spread (2)	2.23%	2.04%	0.19%
Net interest margin (3)	2.46%	2.29%	0.17%

Non-interest income to average assets (annualized)	0.37%	0.27%	0.10%
Non-interest expense to average assets (annualized)	1.67%	1.60%	0.07%

Efficiency ratio (4)	64.05%	67.48%	-3.43%

Return on average assets (annualized)	0.55%	0.64%	-0.09%
Return on average equity (annualized)	3.39%	3.86%	-0.47%
Return on average tangible equity (annualized) (5)	4.23%	4.80%	-0.57%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis

Summary Balance Sheet	At
(Dollars and Shares in Thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
Except Per Share Data, Unaudited)	2020	2019	2019	2019	2019
Assets
Cash and cash equivalents	$59,452	$41,796	$129,305	$38,935	$54,160
Securities available for sale	1,476,344	1,402,206	1,231,691	714,263	726,920
Securities held to maturity	34,618	36,073	37,888	576,652	592,199
Loans held-for-sale	11,245	5,952	10,495	12,267	997
Loans receivable, including yield adjustments	4,562,512	4,492,697	4,604,738	4,678,928	4,659,804
Less allowance for loan losses	(37,191)	(30,937)	(32,432)	(33,274)	(33,105)
Net loans receivable	4,525,321	4,461,760	4,572,306	4,645,654	4,626,699
Premises and equipment	58,985	56,542	56,599	56,854	58,274
Federal Home Loan Bank stock	59,324	62,838	63,739	64,190	64,288
Accrued interest receivable	19,036	18,261	19,393	19,360	20,326
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	4,242	4,545	4,852	5,160	5,470
Bank owned life insurance	260,844	259,312	257,735	256,155	254,569
Deferred income taxes, net	27,150	20,438	21,742	25,367	24,182
Other real estate owned	178	178	-	-	209
Other assets	26,199	29,605	24,366	9,077	19,563
Total assets	$6,773,833	$6,610,401	$6,641,006	$6,634,829	$6,658,751

Liabilities
Deposits	$4,253,254	$4,188,822	$4,197,250	$4,147,610	$4,137,573
Borrowings	1,384,025	1,275,049	1,281,118	1,321,982	1,326,216
Advance payments by borrowers for taxes	16,492	16,585	16,102	16,887	17,208
Other liabilities	50,390	35,375	35,747	21,191	19,643
Total liabilities	5,704,161	5,515,831	5,530,217	5,507,670	5,500,640

Stockholders' Equity
Common stock	837	851	868	891	915
Paid-in capital	721,474	737,539	758,385	787,394	817,675
Retained earnings	380,671	377,896	373,004	366,679	363,072
Unearned ESOP shares	(29,185)	(29,671)	(30,158)	(30,644)	(31,130)
Accumulated other comprehensive (loss) income, net	(4,125)	7,955	8,690	2,839	7,579
Total stockholders' equity	1,069,672	1,094,570	1,110,789	1,127,159	1,158,111
Total liabilities and stockholders' equity	$6,773,833	$6,610,401	$6,641,006	$6,634,829	$6,658,751

Consolidated capital ratios
Equity to assets	15.79%	16.56%	16.73%	16.99%	17.39%
Tangible equity to tangible assets	13.03%	13.75%	13.93%	14.19%	14.62%

Share data
Outstanding shares	83,664	85,150	86,786	89,126	91,495
Book value per share	$12.79	$12.85	$12.80	$12.65	$12.66
Tangible book value per share (1)	$10.21	$10.32	$10.31	$10.22	$10.29

(1)	Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

	At
Supplemental Balance Sheet Highlights	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands, Unaudited)	2020	2019	2019	2019	2019
Cash and cash equivalents
Cash and due from depository institutions	$20,200	$17,843	$16,106	$19,032	$15,943
Interest-bearing deposits in other banks	39,252	23,953	113,199	19,903	38,217
Total cash and cash equivalents	$59,452	$41,796	$129,305	$38,935	$54,160

Securities available for sale
Debt securities:
U.S. agency securities	$-	$606	$694	$3,678	$3,737
Municipal and state obligations	58,151	88,057	91,050	26,951	26,731
Asset-backed securities	169,102	177,676	181,068	179,313	180,145
Collateralized loan obligations	189,565	198,324	198,549	208,611	207,906
Corporate bonds	163,715	192,074	191,241	122,024	121,597
Trust preferred securities	2,852	3,795	3,775	3,756	3,775
Debt securities	583,385	660,532	666,377	544,333	543,891

Mortgage-backed securities:
Collateralized mortgage obligations	34,671	57,839	63,594	21,390	21,660
Residential pass-through securities	607,113	360,900	202,858	44,303	70,513
Commercial pass-through securities	251,175	322,935	298,862	104,237	90,856
Mortgage-backed securities	892,959	741,674	565,314	169,930	183,029
Total securities available for sale	$1,476,344	$1,402,206	$1,231,691	$714,263	$726,920

Securities held to maturity
Debt securities:
Municipal and state obligations	$34,618	$36,073	$37,888	$104,086	$107,375
Corporate bonds	-	-	-	63,086	63,107
Debt securities	34,618	36,073	37,888	167,172	170,482

Mortgage-backed securities:
Collateralized mortgage obligations	-	-	-	46,381	49,368
Residential pass-through securities	-	-	-	166,283	174,338
Commercial pass-through securities	-	-	-	196,816	198,011
Mortgage-backed securities	-	-	-	409,480	421,717
Total securities held to maturity	$34,618	$36,073	$37,888	$576,652	$592,199

Total securities	$1,510,962	$1,438,279	$1,269,579	$1,290,915	$1,319,119

	At
Supplemental Balance Sheet Highlights	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands, Unaudited)	2020	2019	2019	2019	2019
Loan portfolio composition:
Residential first mortgage loans	$1,338,099	$1,331,301	$1,319,750	$1,344,044	$1,325,105
Home equity loans and lines of credit	87,909	89,916	93,304	96,165	97,788
Residential mortgage loans	1,426,008	1,421,217	1,413,054	1,440,209	1,422,893
Multifamily mortgage loans	1,879,907	1,856,591	1,922,968	1,946,391	1,956,571
Nonresidential and mixed use mortgage loans	1,202,652	1,172,213	1,230,963	1,258,869	1,249,215
Commercial mortgage loans	3,082,559	3,028,804	3,153,931	3,205,260	3,205,786
Commercial business loans	73,922	67,887	66,889	65,763	66,476
Construction loans	17,880	16,221	14,637	13,907	14,377
Account loans	3,694	3,581	3,530	3,732	3,360
Other consumer loans	910	1,327	1,679	2,082	2,624
Consumer loans	4,604	4,908	5,209	5,814	5,984
Total loans, excluding yield adjustments	4,604,973	4,539,037	4,653,720	4,730,953	4,715,516
Unamortized yield adjustments	(42,461)	(46,340)	(48,982)	(52,025)	(55,712)
Loans receivable, including yield adjustments	4,562,512	4,492,697	4,604,738	4,678,928	4,659,804
Less allowance for loan losses	(37,191)	(30,937)	(32,432)	(33,274)	(33,105)
Net loans receivable	$4,525,321	$4,461,760	$4,572,306	$4,645,654	$4,626,699

Loan portfolio allocation:
Residential first mortgage loans	29.1%	29.3%	28.4%	28.4%	28.1%
Home equity loans and lines of credit	1.9%	2.0%	2.0%	2.0%	2.1%
Residential mortgage loans	31.0%	31.3%	30.4%	30.4%	30.2%
Multifamily mortgage loans	40.8%	40.9%	41.3%	41.2%	41.5%
Nonresidential and mixed use mortgage loans	26.1%	25.8%	26.5%	26.6%	26.5%
Commercial mortgage loans	66.9%	66.7%	67.8%	67.8%	68.0%
Commercial business loans	1.6%	1.5%	1.4%	1.4%	1.3%
Construction loans	0.4%	0.4%	0.3%	0.3%	0.3%
Account loans	0.1%	0.1%	0.1%	0.1%	0.1%
Other consumer loans	0.0%	0.0%	0.0%	0.0%	0.1%
Consumer loans	0.1%	0.1%	0.1%	0.1%	0.2%
Total loans, excluding yield adjustments	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$12	$19	$15	$22	$24
Nonaccrual loans	35,384	21,935	21,766	20,248	21,297
Total nonperforming loans	35,396	21,954	21,781	20,270	21,321
Other real estate owned	178	178	-	-	209
Total nonperforming assets	$35,574	$22,132	$21,781	$20,270	$21,530

Nonperforming loans (% total loans)	0.78%	0.49%	0.47%	0.43%	0.46%
Nonperforming assets (% total assets)	0.53%	0.33%	0.33%	0.31%	0.32%

Allowance for loan losses (ALLL):
ALLL to total loans	0.81%	0.68%	0.70%	0.70%	0.70%
ALLL to nonperforming loans	105.07%	140.92%	148.90%	164.15%	155.27%
Net charge offs	$15	$30	$60	$495	$242
Average net charge off rate (annualized)	0.00%	0.00%	0.01%	0.04%	0.02%

	At
Supplemental Balance Sheet Highlights	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands, Unaudited)	2020	2019	2019	2019	2019
Funding by type:
Deposits:
Non-interest-bearing deposits	$321,824	$312,098	$322,846	$309,063	$303,713
Interest-bearing demand	1,134,420	1,060,434	931,188	843,432	800,023
Savings	848,950	829,321	800,514	790,658	777,678
Certificates of deposit	1,948,060	1,986,969	2,142,702	2,204,457	2,256,159
Interest-bearing deposits	3,931,430	3,876,724	3,874,404	3,838,547	3,833,860
Total deposits	4,253,254	4,188,822	4,197,250	4,147,610	4,137,573

Borrowings:
Federal Home Loan Bank advances	1,177,319	1,253,958	1,273,618	1,283,211	1,289,285
Overnight borrowings	200,000	15,000	-	30,000	-
Depositor sweep accounts	6,706	6,091	7,500	8,771	36,931
Total borrowings	1,384,025	1,275,049	1,281,118	1,321,982	1,326,216

Total funding	$5,637,279	$5,463,871	$5,478,368	$5,469,592	$5,463,789

Loans as a % of deposits	106.7%	106.7%	109.2%	112.3%	111.8%
Deposits as a % of total funding	75.4%	76.7%	76.6%	75.8%	75.7%
Borrowings as a % of total funding	24.6%	23.3%	23.4%	24.2%	24.3%

Funding by source:
Retail funding:
Non-interest-bearing deposits	$321,824	$312,098	$322,846	$309,063	$303,713
Interest-bearing demand	1,134,420	1,060,434	931,188	843,432	800,023
Savings	848,950	829,321	800,514	790,658	777,678
Certificates of deposit	1,833,081	1,876,280	1,916,132	1,902,542	1,925,630
Total retail deposits	4,138,275	4,078,133	3,970,680	3,845,695	3,807,044
Depositor sweep accounts	6,706	6,091	7,500	8,771	36,931
Total retail funding	4,144,981	4,084,224	3,978,180	3,854,466	3,843,975

Wholesale funding:
Certificates of deposit (listing service)	$33,608	$42,119	$57,534	$66,110	$78,704
Certificates of deposit (brokered)	81,371	68,570	169,036	235,805	251,825
Total wholesale deposits	114,979	110,689	226,570	301,915	330,529
FHLB advances	1,177,319	1,253,958	1,273,618	1,283,211	1,289,285
Overnight borrowings	200,000	15,000	-	30,000	-
Total wholesale funding	1,492,298	1,379,647	1,500,188	1,615,126	1,619,814

Total funding	$5,637,279	$5,463,871	$5,478,368	$5,469,592	$5,463,789

Retail funding as a % of total funding	73.5%	74.7%	72.6%	70.5%	70.4%
Wholesale funding as a % of total funding	26.5%	25.3%	27.4%	29.5%	29.6%

Summary Income Statement	For the three months ended
(Dollars and Shares in Thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
Except Per Share Data, Unaudited)	2020	2019	2019	2019	2019
Interest income
Loans	$46,603	$45,608	$48,600	$47,818	$48,116
Taxable investment securities	10,526	9,698	9,328	9,772	9,511
Tax-exempt investment securities	547	666	693	700	710
Other interest-earning assets	1,100	1,210	1,278	1,158	1,320
Total interest income	58,776	57,182	59,899	59,448	59,657

Interest expense
Deposits	14,768	15,590	16,055	15,131	14,114
Borrowings	6,398	6,985	7,157	7,171	6,905
Total interest expense	21,166	22,575	23,212	22,302	21,019
Net interest income	37,610	34,607	36,687	37,146	38,638
Provision for (reversal of) loan losses	6,270	(1,465)	(782)	664	(179)
Net interest income after provision for (reversal of) loan losses	31,340	36,072	37,469	36,482	38,817

Non-interest income
Fees and service charges	1,338	2,145	1,468	1,340	1,674
Gain (loss) on sale and call of securities	2,234	11	(14)	(141)	(182)
Gain on sale of loans	565	668	605	196	151
(Loss) gain on sale and write down of other real estate owned	-	(28)	-	9	(6)
Income from bank owned life insurance	1,532	1,576	1,580	1,586	1,560
Electronic banking fees and charges	309	293	318	270	253
Miscellaneous	223	(111)	5	128	226
Total non-interest income	6,201	4,554	3,962	3,388	3,676

Non-interest expense
Salaries and employee benefits	15,537	15,174	15,777	16,338	15,350
Net occupancy expense of premises	2,685	3,082	2,969	2,744	2,979
Equipment and systems	2,672	3,046	3,089	2,917	3,053
Advertising and marketing	612	890	535	948	739
Federal deposit insurance premium	-	-	-	438	455
Directors' compensation	771	769	770	770	770
Merger-related expenses	285	219	-	-	-
Debt extinguishment expenses	2,156	-	-	-	-
Miscellaneous	3,344	3,247	3,104	4,590	3,425
Total non-interest expense	28,062	26,427	26,244	28,745	26,771
Income before income taxes	9,479	14,199	15,187	11,125	15,722
Income taxes	225	3,547	3,817	2,314	4,305
Net income	$9,254	$10,652	$11,370	$8,811	$11,417

Net income per common share (EPS)
Basic	$0.11	$0.13	$0.13	$0.10	$0.13
Diluted	$0.11	$0.13	$0.13	$0.10	$0.13

Dividends declared (1)
Cash dividends declared per common share	$0.08	$0.07	$0.06	$0.06	$0.06
Cash dividends declared	$6,479	$5,760	$5,045	$5,204	$5,338
Dividend payout ratio	70.0%	54.1%	44.4%	59.1%	46.8%

Weighted average number of common shares outstanding
Basic	81,339	82,831	84,756	87,090	89,488
Diluted	81,358	82,876	84,793	87,132	89,532

	For the three months ended
Average Balance Sheet Data	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands, Unaudited)	2020	2019	2019	2019	2019
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,503,996	$4,547,126	$4,656,192	$4,648,362	$4,709,052
Taxable investment securities	1,406,973	1,244,475	1,147,698	1,184,401	1,161,492
Tax-exempt investment securities	101,771	125,187	129,339	132,110	134,309
Other interest-earning assets	104,241	117,811	125,114	98,374	107,554
Total interest-earning assets	6,116,981	6,034,599	6,058,343	6,063,247	6,112,407
Non-interest-earning assets	598,335	590,746	585,826	572,218	574,921
Total assets	$6,715,316	$6,625,345	$6,644,169	$6,635,465	$6,687,328

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$1,112,080	$982,163	$883,843	$815,624	$790,567
Savings	838,501	813,626	799,181	780,558	773,308
Certificates of deposit	2,004,785	2,063,066	2,179,333	2,229,723	2,288,836
Total interest-bearing deposits	3,955,366	3,858,855	3,862,357	3,825,905	3,852,711
Borrowings:
Federal Home Loan Bank advances	1,208,627	1,255,597	1,277,145	1,284,427	1,292,168
Other borrowings	87,072	34,733	10,012	29,439	26,037
Total borrowings	1,295,699	1,290,330	1,287,157	1,313,866	1,318,205
Total interest-bearing liabilities	5,251,065	5,149,185	5,149,514	5,139,771	5,170,916
Non-interest-bearing liabilities:
Non-interest-bearing deposits	317,530	320,161	320,641	311,648	307,645
Other non-interest-bearing liabilities	55,456	53,479	60,078	39,294	35,930
Total non-interest-bearing liabilities	372,986	373,640	380,719	350,942	343,575
Total liabilities	5,624,051	5,522,825	5,530,233	5,490,713	5,514,491
Stockholders' equity	1,091,265	1,102,520	1,113,936	1,144,752	1,172,837
Total liabilities and stockholders' equity	$6,715,316	$6,625,345	$6,644,169	$6,635,465	$6,687,328

Average interest-earning assets to average interest-bearing liabilities	116.49%	117.20%	117.65%	117.97%	118.21%

	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratio Highlights	2020	2019	2019	2019	2019
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	4.14%	4.01%	4.18%	4.11%	4.09%
Taxable investment securities	2.99%	3.12%	3.25%	3.30%	3.28%
Tax-exempt investment securities (1)	2.15%	2.13%	2.14%	2.12%	2.12%
Other interest-earning assets	4.22%	4.11%	4.09%	4.71%	4.91%
Total interest-earning assets	3.84%	3.79%	3.95%	3.92%	3.91%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	1.17%	1.29%	1.30%	1.19%	1.06%
Savings	0.85%	0.81%	0.77%	0.68%	0.60%
Certificates of deposit	1.94%	2.09%	2.14%	2.04%	1.90%
Total interest-bearing deposits	1.49%	1.62%	1.66%	1.58%	1.47%
Borrowings:
Federal Home Loan Bank advances	2.03%	2.19%	2.24%	2.21%	2.13%
Other borrowings	1.17%	1.36%	0.66%	0.99%	0.35%
Total borrowings	1.98%	2.17%	2.22%	2.18%	2.10%
Total interest-bearing liabilities	1.61%	1.75%	1.80%	1.74%	1.63%

Interest rate spread (2)	2.23%	2.04%	2.15%	2.18%	2.28%
Net interest margin (3)	2.46%	2.29%	2.42%	2.45%	2.53%

Non-interest income to average assets (annualized)	0.37%	0.27%	0.24%	0.20%	0.22%
Non-interest expense to average assets (annualized)	1.67%	1.60%	1.58%	1.73%	1.60%

Efficiency ratio (4)	64.05%	67.48%	64.56%	70.91%	63.27%

Return on average assets (annualized)	0.55%	0.64%	0.68%	0.53%	0.68%
Return on average equity (annualized)	3.39%	3.86%	4.08%	3.08%	3.89%
Return on average tangible equity (annualized) (5)	4.23%	4.80%	5.06%	3.80%	4.78%

(1)	The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)	Net interest income divided by average interest-earning assets.
(4)	Non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included below. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP	For the three months ended
(Dollars in Thousands,	March 31,	December 31,	September 30,	June 30,	March 31,
Except Per Share Data, Unaudited)	2020	2019	2019	2019	2019
Adjusted net income
Net income (GAAP)	$9,254	$10,652	$11,370	$8,811	$11,417
Add: Merger-related expenses - net of tax	201	154	-	-	-
Add: Branch consolidation expenses - net of tax	-	274	475	1,216	-
Less: Net effect of wholesale restructuring transaction - net of tax	(55)	-	-	-	-
Less: Reversal of income tax valuation allowance	(591)	-	-	-	-
Less: Tax benefit arising from adoption of CARES Act provisions	(1,624)	-	-	-	-
Adjusted net income (non-GAAP)	$7,185	$11,080	$11,845	$10,027	$11,417

Adjusted net income per common share (EPS)
Net income per common share Basic and Diluted (GAAP)	$0.11	$0.13	$0.13	$0.10	$0.13
Add: Merger-related expenses - net of tax	0.01	-	-	-	-
Add: Branch consolidation expenses - net of tax	-	-	0.01	0.01	-
Less: Net effect of wholesale restructuring transaction - net of tax	-	-	-	-	-
Less: Reversal of income tax valuation allowance	(0.01)	-	-	-	-
Less: Tax benefit arising from adoption of CARES Act provisions	(0.02)	-	-	-	-
Adjusted net income per common share basic and diluted (non-GAAP)	$0.09	$0.13	$0.14	$0.11	$0.13

Adjusted non-interest expense ratio
Non-interest expense to average assets (GAAP)	1.67%	1.60%	1.58%	1.73%	1.60%
Less: Merger-related expenses	-0.02%	-0.01%	0.00%	0.00%	0.00%
Less: Branch consolidation expenses	0.00%	-0.02%	-0.03%	-0.10%	0.00%
Less: Debt extinguishment expenses	-0.13%	0.00%	0.00%	0.00%	0.00%
Adjusted non-interest expense ratio (non-GAAP)	1.53%	1.57%	1.55%	1.63%	1.60%

Adjusted efficiency ratio
Non-interest expense / (Net interest income + non-interest income) (GAAP)	64.1%	67.5%	64.6%	70.9%	63.3%

Calculation of adjusted efficiency ratio (non-GAAP)
Non-interest expense (GAAP)	$28,062	$26,427	$26,244	$28,745	$26,771
Less: Merger-related expenses	(285)	(219)	-	-	-
Less: Branch consolidation expenses	-	(153)	(567)	(1,725)	-
Less: Debt extinguishment expenses	(2,156)	-	-	-	-
Non-interest expense (non-GAAP)	$25,621	$26,055	$25,677	$27,020	$26,771

Net interest income (GAAP)	37,610	34,607	36,687	37,146	38,638
Total non-interest income (GAAP)	6,201	4,554	3,962	3,388	3,676
Add: Branch consolidation expenses	-	236	106	-	-
Less: Gain on sale and call of securities	(2,234)	-	-	-	-
Total revenue (non-GAAP)	$41,577	$39,397	$40,755	$40,534	$42,314

Adjusted efficiency ratio (non-GAAP)	61.6%	66.1%	63.0%	66.6%	63.3%

	For the three months ended
Reconciliation of GAAP to Non-GAAP	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in Thousands, Unaudited)	2020	2019	2019	2019	2019
Adjusted return on average assets
Return on average assets (GAAP)	0.55%	0.64%	0.68%	0.53%	0.68%
Add: Merger-related expenses - net of tax	0.01%	0.01%	0.00%	0.00%	0.00%
Add: Branch consolidation expenses - net of tax	0.00%	0.02%	0.03%	0.07%	0.00%
Less: Net effect of wholesale restructuring transaction - net of tax	0.00%	0.00%	0.00%	0.00%	0.00%
Less: Reversal of income tax valuation allowance	-0.04%	0.00%	0.00%	0.00%	0.00%
Less: Tax benefit arising from adoption of CARES Act provisions	-0.09%	0.00%	0.00%	0.00%	0.00%
Adjusted return on average assets (non-GAAP)	0.43%	0.67%	0.71%	0.60%	0.68%

Adjusted return on average equity
Return on average equity (GAAP)	3.39%	3.86%	4.08%	3.08%	3.89%
Add: Merger-related expenses - net of tax	0.07%	0.06%	0.00%	0.00%	0.00%
Add: Branch consolidation expenses - net of tax	0.00%	0.10%	0.17%	0.42%	0.00%
Less: Net effect of wholesale restructuring transaction - net of tax	-0.02%	0.00%	0.00%	0.00%	0.00%
Less: Reversal of income tax valuation allowance	-0.22%	0.00%	0.00%	0.00%	0.00%
Less: Tax benefit arising from adoption of CARES Act provisions	-0.59%	0.00%	0.00%	0.00%	0.00%
Adjusted return on average equity (non-GAAP)	2.63%	4.02%	4.25%	3.50%	3.89%

Calculation of return on average tangible equity
Net income annualized (GAAP)	$37,016	$42,608	$45,480	$35,244	$45,668

Total average equity (GAAP)	$1,091,265	$1,102,520	$1,113,936	$1,144,752	$1,172,837
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(4,408)	(4,711)	(5,006)	(5,313)	(5,606)
Average tangible equity (non-GAAP)	$875,962	$886,914	$898,035	$928,544	$956,336

Return on average tangible equity (non-GAAP)	4.23%	4.80%	5.06%	3.80%	4.78%

Calculation of adjusted return on average tangible equity
Adjusted net income annualized (non-GAAP)	$28,740	$44,320	$47,380	$40,108	$45,668

Total average equity (GAAP)	$1,091,265	$1,102,520	$1,113,936	$1,144,752	$1,172,837
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(4,408)	(4,711)	(5,006)	(5,313)	(5,606)
Average tangible equity (non-GAAP)	$875,962	$886,914	$898,035	$928,544	$956,336

Adjusted return on average tangible equity (non-GAAP)	3.28%	5.00%	5.28%	4.32%	4.78%